EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement Nos. 33-42222, 33-41542, 33-41543, 33-59187, 33-60901, 33-60591, and 33-82474 of
Sierra Health Services, Inc. on Form S-8 of our report related to the financial statements of Kaiser Foundation Health Plan of Texas dated March 5, 1998, appearing in this Form 8-K of Sierra Health Services, Inc., for the year ended December 31, 1997.


DELOITTE & TOUCHE llp


Dallas, Texas
November 10, 1998


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